Exhibit 10.108
LAM RESEARCH CORPORATION
2007 Stock Incentive Plan
Restricted Stock Unit Award Agreement
(Outside Director Agreement)
(Non-U.S. Agreement)
     Pursuant to the terms of the 2007 Stock Incentive Plan (the “Plan”) Lam Research Corporation, a Delaware corporation (the “Company”), hereby awards Restricted Stock Units to the Plan participant (the “Participant”) who is an outside director of the Company on the terms and conditions as set forth in this Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan. Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan.
     NOW, THEREFORE, it is hereby agreed as follows:
     1. Award of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan (the terms of which are incorporated herein by reference) and effective as of the date set forth above, the Company hereby grants to the Participant _____________ (___) Restricted Stock Units. The Restricted Stock Units represent an unfunded, unsecured promise by the Company to deliver Shares of Company common stock (the “Company Stock”).
     2. Vesting. Subject to the terms and conditions of this Agreement and provided that the Participant continues to provide Service (as defined in Section 3 below) to the Company (or any Affiliate), the Restricted Stock Units will vest and become payable in Shares of Company Stock (as set forth in Section 4) on November 1, 200___(“Vesting Date”):
     In the event of a Change in Control of the Company, the Restricted Stock Units are governed by Section 10 of the Plan.
     3. Effect of Termination of Service or Leave of Absence. For purposes of this Agreement, “Service” shall mean the performance of services for the Company (or any Affiliate) in the capacity of an Employee, Executive, Officer or Company Director. If the Participant’s Service is Terminated by the Participant or by the Company or an Affiliate for any reason, including Participant’s death or “disability” (as defined in Section 22(e) of the Code) before all Restricted Stock Units have vested, the unvested Restricted Stock Units shall be forfeited by the Participant. As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Restricted Stock Units will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Committee or required by contract, statute or applicable local law. If the Participant returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service.
     4. Form and Timing of Payment. Subject to Section 6 of this Agreement, on January 31st of the calendar year following the Vesting Date, the Restricted Stock Units shall automatically be converted into unrestricted Shares (such date being the end of the “Restricted

Period”). Such Shares will be issued to the Participant (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company) as soon as practicable after the end of the Restricted Period, but in any event, within the period required by applicable statutory requirements, including, without limitation, Section 409A of the Internal Revenue Code of 1986, as amended.
     5. No Dividend Payments. Unless the Award is adjusted pursuant to Section 10.2 of the Plan with respect to changes in the Company’s capital structure, at the Company’s sole discretion, the Participant may be entitled to receive cash payments equal to any cash dividends declared by the Board on the Company’s Stock and other distributions paid with respect to a number of Shares that corresponds to the number of Restricted Stock Units each Participant holds. If any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares, measured as of the dividend payment date, shall be converted into Restricted Stock Units, and such Restricted Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability that apply to the Restricted Stock Units with respect to which they relate.
     6. Tax Withholding Obligations. Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the conversion of the Restricted Stock Units into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.
     Prior to the issuance of Shares hereunder, in the event that withholding or similar obligations of the Company and/or the Employer are required by applicable laws, the Participant authorizes the Company or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant in Shares, provided that the Company or the Employer shall withhold only the amount of Shares necessary to satisfy the minimum withholding amount (or such higher amount as is allowable without adverse accounting consequences); such withholding will result in issuance of a lower number of Shares to the Participant. The Participant shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s receipt of Restricted Stock Units, the vesting of Restricted Stock Units, the receipt of an equivalent cash payment, or the conversion of vested Restricted Stock Units to Shares that cannot be satisfied by the withholding of Shares. The Company may refuse to deliver Shares to the Participant if the Participant fails to comply with his or her obligation in connection with the Tax-Related Items as described herein. The Participant hereby consents to any action reasonably taken by the Company or the Employer to meet his or her obligation for Tax-Related Items.

     7. Restriction on Transferability. During the Restricted Period, neither the Restricted Stock Units, nor the Shares or any beneficial interest therein, may be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void. Notwithstanding the above, distribution can be made pursuant to will, the laws of descent and distribution, intra-family transfer instruments or to an inter vivos trust.
     8. Requirements of Law. The issuance of Shares of Company Stock at the end of the Restricted Period is subject to Section 13 of the Plan, which generally provides that any such issuance shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company Stock may be listed for trading at the time of such issuance. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Company Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
     9. Rights as Shareholder. Subject to Section 5 above, the Participant shall not have voting or any other rights as a shareholder of the Company with respect to the Restricted Stock Units. Upon settlement of the Participant’s Restricted Stock Units into Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Participant will obtain full voting and other rights as a shareholder of the Company.
     10. No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”). If, notwithstanding the parties’ intent in this regard, at the time of the Participant’s Termination of Service, he or she is determined to be a “specified employee” as defined in Code Section 409A, and one or more of the payments or benefits received or to be received by the Participant pursuant to the Restricted Stock Units would constitute deferred compensation subject to Code Section 409A, no such payment or benefit will be provided under the Stock Units until the earliest of (A) the date which is six (6) months after the Participant’s “separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of the Participant’s death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code), or (C) the effective date of a “change in the ownership or effective control” or a “change in ownership of a substantial portion of the assets” of the Company (as such terms are used in Section 409A(a)(2)(A)(v) of the Code). The provisions of this Section 10 shall only apply to the extent required to avoid the Participant’s incurrence of any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of the Restricted Stock Units would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to conform it to the maximum extent practicable to the original intent of the applicable provision without violating the provisions of Code Section 409A, including without limitation to limit payment or distribution of any amount of benefit hereunder in connection with a Change in Control to a transaction meeting the definitions referred to in clause (C) above, or in connection with any disability to a disability as referred to in (B) above; provided however that the Company makes no representation that this Restricted Stock Unit is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to this Restricted Stock Unit. In addition, to the extent the Company determines it appropriate to accelerate any vesting conditions applicable to this award, then to the extent necessary to avoid the Participant’s incurring any penalty tax or interest as a result of such vesting acceleration under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, and notwithstanding Section 4 above, the Company may as a condition to extending such acceleration benefits provide for the Shares to be issued upon settlement of the Restricted Stock Units to be issued on the earliest date (the “Permitted Distribution Date”) that would obviate application of such penalty or interest rather than issuing them upon the date on which such vesting is effective as would otherwise be required under Section 2 (or as soon as practicable after such Permitted Distribution Date and in no event later than that last day of the grace period following such date permitted under Code Section 409A).
     11. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     12. Effect on Other Employee Benefit Plans. The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
     13. No Employment Rights. The award of the Restricted Stock Units pursuant to this Agreement shall not give the Participant any right to continued Service with the Company or an Affiliate and shall not interfere with the ability of the Employer to terminate the Participant’s Service with the Company at any time with or without cause.
     14. Nature of the Grant. In accepting the Restricted Stock Unit, the Participant acknowledges that:

          a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;
          b. the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;
          c. all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;
          d. the Participant’s participation in the Plan is voluntary;
          e. Restricted Stock Units are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and Restricted Stock Units are outside the scope of the Participant’s employment contract, if any;
          f. Restricted Stock Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
          g. in the event that the Participant is not an employee of the Company, the grant of Restricted Stock Units will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of Restricted Stock Units will not be interpreted to form an employment contract with the Employer or any Affiliate;
          h. the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          i. if the Participant receives Shares upon vesting of the Restricted Stock Units, the value of such Shares may increase or decrease in value;
          j. in consideration of the grant of Restricted Stock Units, no claim or entitlement to compensation or damages arises from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or shares received upon vesting of Restricted Stock Units resulting from termination of the Participant’s Service to the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

          k. further, in consideration of the grant of Restricted Stock Units, no claim or entitlement to compensation or damages arises if, in satisfying the Participant’s (and/or the Employer’s) obligation for Tax-Related Items pursuant to Section 6 of this Agreement, the Company and/or the Employer withholds an amount in excess of the amount legally required to be withheld, and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim or damages; and
          l. in the event of termination of the Participant’s Service (whether or not in breach of local labor laws), the Participant’s right to receive Restricted Stock Units and vest under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing Service to the Company and will not be extended by any notice period mandated under local law (e.g., active Service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of Service (whether or not in breach of local labor laws), the Participant’s right to receive shares pursuant to the Restricted Stock Units after termination of Service, if any, will be measured by the date on which the Participant no longer actively provides Service to the Company and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing Service for purposes of the grant of Restricted Stock Units.
     15. Data Privacy Notice and Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
     The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
     The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such

Data as may be required to a broker, escrow agent or other third party with whom the shares received upon vesting of the Restricted Stock Units may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusal or withdrawal of consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
     16. Amendment of Agreement. This Agreement may be amended only by a writing executed by the Company and the Participant, which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended unilaterally by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affects the rights of the Participant. Limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Restricted Stock Units or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, (including, but in no way limited to, Code Section 409A as described in Section 10 of this Agreement), provided that such amendment shall not impair the rights of the Participant with respect to outstanding Restricted Stock Units without the Participant’s written consent.
     17. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Stock Administrator. Any notice to be given to the Participant shall be addressed to the Participant at the address listed in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.
     18. Severability. The provisions of this Agreement are severable and if all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     19. Construction. The Restricted Stock Units are being issued pursuant to Section 7 of the Plan and are subject to the terms of the Plan. A copy of the Plan is available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the

Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.
     20. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units granted under the Plan and participation in the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     21. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the Company and the Participant with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
     22. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
     23. Miscellaneous.
          a. The Company has established the Plan voluntarily, it is discretionary in nature and the Board may terminate, amend, or modify the Plan at any time; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement, without the Participant’s written approval unless such termination, amendment, or modification of the Plan is necessary in order to comply with any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.
          b. All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
          c. To the extent not preempted by United States federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its principles of conflict of laws.
     24. Agreement to Participate. By executing this Agreement, the Participant agrees to abide by all of the governing terms and provisions of the Plan and this Agreement. Additionally, the Participant acknowledges having read and understood the terms and conditions of this Agreement, and specifically agrees to be bound by the terms thereof. The Participant must acknowledge his or her agreement to participate in the Plan and to abide by all of the governing terms and provisions of the Plan and this Agreement, by signing this Agreement electronically or, if otherwise instructed by the Company, by printing and signing a paper copy of this Agreement and returning it to the appropriate Company representative, within 60 days of the date of this Agreement.

* * * * *

PARTICIPANT SIGNATURE
PRINTED NAME
DATE

10